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                                                                   EXHIBIT 10.44

                                   AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


         This Amendment Number One to the Employment Agreement (the "Agreement") dated as of December 19, 1996 by and between QuadraMed Corporation, QuadraMed Acquisition Corporation (collectively, "QuadraMed"or the "Company") and Frederick Stodolak is made effective as of November 13, 1997.

         The Employment Agreement is hereby amended by adding a new Section 29 which reads in its entirety as follows:

29.              OPTION ACCELERATION.      In the event that Employee is
terminated without cause in connection with a Change in Control (as defined below), each of Employee=s options issued pursuant the Agreement or QuadraMed=s 1996 Stock Incentive Plan or any successor plan (the "Options") will (to the extent not then otherwise exercisable) automatically accelerate so that each such Option will become immediately exercisable for the total number of shares purchasable thereunder.

         Any termination of Employee=s employment within 12 months of a Change in Control shall be automatically deemed to be "effected in connection with a Change in Control." Each accelerated Option, together with all of your other vested options, will remain excercisable for a period of three years following Employee=s termination without cause in connection with a Change in Control and may be exercised for any or all of the accelerated shares in accordance with the exercise provisions of the agreement evidencing the Option grant.

         For purposes of this Section 29, "Change in Control" shall mean:


         (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

         (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

         (iii) a transfer of all or substantially all of the Company's assets pursuant to a partnership or joint venture agreement or similar arrangement where the Company's resulting interest is less than fifty percent (50%);

         (iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger;

         (v) on or after the date hereof, a change in ownership of the Company through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the securities of the combined voting power of the Company's outstanding securities;

         (vi) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to
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the date of such appointment of election; or

         (vii) the occurrence of any other event constituting a "change in control" under Code Section 280G or the Treasury regulations promulgated thereunder.


IN WITNESS WHEREOF, the parties have executed this Amendment Number One to Employment Agreement as of the date first written above.





                                        QUADRAMED CORPORATION


                                        By:  /s/  KEITH M. ROBERTS
                                            -----------------------------------

                                        Title:   Vice President and
                                                 General Counsel
                                              ---------------------------------




                                        EMPLOYEE

                                        /s/  FREDERICK STODOLAK
                                        ---------------------------------------
                                        Frederick Stodolak